SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  August 7, 1998



                                  EXEL LIMITED
            --------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)




        Cayman Islands                   1-10804                98-0058718
-----------------------------      ----------------         -------------------
(State or Other Jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)




Cumberland House, 1 Victoria Street, Hamilton, Bermuda                  HM 11
--------------------------------------------------------             -----------
(Address of Principal Executive Offices)                             (Zip Code)




                                 (441) 292-8515
         --------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On August 7, 1998, the schemes of arrangement (the "Arrangements") between EXEL Limited (which has been renamed "EXEL Holdings Limited") ("EXEL") and its shareholders and between Mid Ocean Limited ("Mid Ocean") and its shareholders were sanctioned by the Grand Court of the Cayman Islands and the Arrangements were consummated. Pursuant to the Arrangements, EXEL and Mid Ocean became wholly owned subsidiaries of Exel Merger Company Ltd. (which has been renamed "EXEL Limited") ("New EXEL"). Pursuant to the Arrangements, subject to the cash election available to shareholders of EXEL and Mid Ocean, each ordinary share of EXEL will be exchanged for one Class A ordinary share of New EXEL, each Class A ordinary share of Mid Ocean will be exchanged for 1.0215 Class A ordinary shares of New EXEL, and each Class B ordinary share and Class C ordinary share of Mid Ocean will be exchanged for 1.0215 Class B ordinary shares of New EXEL. EXEL and Mid Ocean issued the press release attached as Exhibit
99.1 announcing the consummation of the Arrangements.

         New EXEL is the successor issuer to EXEL under Rule 12g-3(a) of the Securities Act of 1934, as amended (the "Act") and the Class A ordinary shares of New EXEL are therefore deemed registered under Section 12(b) of the Act .
















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


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Businesses Acquired
            -------------------------------------------

            This information will be filed within 60 days as an amendment to this Form 8-K.

        (b) Pro Forma Financial Information
            -------------------------------

            This information will be filed within 60 days as an amendment to this Form 8-K.


        (c) Exhibits
            --------

Exhibit        Description
-------        -----------
99.1           Text of press release, dated August 7, 1998, issued by EXEL
               Limited.


















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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 7, 1998

                                  EXEL LIMITED



                                       By: /s/Paul S. Giordano
                                           Paul S. Giordano
                                           Secretary and General Counsel






















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



                                  EXHIBIT INDEX


Exhibit         Description
-------         -----------
99.1            Text of press release, dated August 7, 1998, issued by EXEL imited.






















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